COMMERCE UNION BANCSHARES, INC.
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
       Know all by these presents, that the undersigned hereby makes, * constitutes and appoints each of Elizabeth W. Sims, Andrew D. Oldham * and Natalie F. Malone, each acting individually, as the undersigned's * true and lawful attorney-in-fact, with full power and authority as * hereinafter described on behalf of and in the name, place and stead*
 of the undersigned to:
 (1) prepare, execute, acknowledge, deliver and file Forms 3, 4,* and 5 (including any amendments thereto) with respect to the securities* of Commerce Union Bancshares, Inc., a Tennessee corporation (the*
"Corporation"), with the United States Securities and Exchange Commission,*
 any national securities exchanges and the Corporation, as considered * necessary or advisable under Section 16(a) of the Securities Exchange *
Act of 1934 and the rules and regulations promulgated thereunder, as * amended from time to time (the "Exchange Act");
 2) seek or obtain, as the undersigned's representative and on the * undersigned's behalf, information on transactions in the Corporation's*
 securities from any third party, including brokers, employee benefit * plan administrators and trustees, and the undersigned hereby authorizes * any such person to release any such information to each of the undersigned's* attorneys-in-fact appointed by this Power of Attorney and approves and ratifies*
 any such release of information; and
 (3) perform any and all other acts which in the discretion of such attorney-* in-fact are necessary or desirable for and on behalf of the undersigned in * connection with the foregoing.
The undersigned acknowledges that:
 (1) this Power of Attorney authorizes, but does not require, each such * attorney-in-fact to act in their discretion on information provided to such * attorney-in-fact without independent verification of such information;*
 (2) any documents prepared and/or executed by either such attorney-in-fact* on behalf of the undersigned pursuant to this Power of Attorney will be in *
such form and will contain such information and disclosure as such attorney* -in-fact, in his or her discretion, deems necessary or desirable;
 (3) neither the Corporation nor either of such attorneys-in-fact assumes (i)* any liability for the undersigned's responsibility to comply with the *
requirement of the Exchange Act, (ii) any liability of the undersigned for any*
 failure to comply with such requirements, or (iii) any obligation or * liability of the undersigned for profit disgorgement under Section *
16(b) of the Exchange Act; and*
 (4) this Power of Attorney does not relieve the undersigned from* responsibility for compliance with the undersigned's obligations *
under the Exchange Act, including without limitation the reporting * requirements under Section 16 of the Exchange Act.*

The undersigned hereby gives and grants each of the foregoing * attorneys-in-fact full power and authority to do and perform all*
 and every act and thing whatsoever requisite, necessary or * appropriate to be done in and about the foregoing matters * as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such * attorney-in-fact of, for and on behalf of the undersigned, shall*
 lawfully do or cause to be done by virtue of this Limited Power * of Attorney.

       This Power of Attorney shall remain in full force and effect * until revoked by the undersigned in a signed writing delivered to * each such attorney-in-fact.*

       IN WITNESS WHEREOF, the undersigned has caused this Power of * Attorney to be executed as of this 8th day of April, 2015.*
       /s/ W. R. DeBerry
       Signature

       William R. DeBerry
       Print Name

STATE OF TENNESSEE)
		  )
COUNTY OF Sumner)

      On this 8th day of April, 2015, before me personally * appeared William R. DeBerry, to me known to be the person * (or persons) described in and who executed the foregoing * instrument, and acknowledged that such person (or persons) * executed the same as such person (or person's) free act and * deed.

 WITNESS my hand and official seal.
 My commission expires: 12-18-17

 /s/ Amber Anderson
 Notary Public

 Print Name: Amber Anderson